EXHIBIT 13



                                EDGEWOOD SERVICES, INC.
                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779


                                  September 18, 1997


Deutsche Funds, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

Edgewood Services, Inc. agrees to purchase the number of shares at the cost listed below of the following portfolios of Deutsche Funds, Inc.:

                                                   Number of
Portfolio                                          Shares                Cost

Deutsche Top 50 World                              888.96                $12.50
Deutsche Top 50 Europe                             888.88                $12.50
Deutsche Top 50 Asia                               888.88                $12.50
Deutsche Top 50 US                                 888.88                $12.50
Deutsche European Mid-Cap Fund                     888.88                $12.50
Deutsche German Equity Fund                        888.88                $12.50
Deutsche Japanese Equity Fund                      888.88                $12.50
Deutsche Global Bond Fund                          888.88                $12.50
Deutsche European Bond Fund                        888.88                $12.50

These shares are purchased for investment purposes and Edgewood Services, Inc. has no present intention of redeeming these shares.



                                                  Very truly yours,



                                                   /S/ S. ELLIOTT COHAN
                                                   S. Elliott Cohan
                                                   Secretary



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                                                          EXHIBIT 13



                                EDGEWOOD SERVICES, INC.
                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779








                                  September 22, 1997


Deutsche Funds, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

         Edgewood Services, Inc. agrees to purchase 100 shares of Deutsche US Money Market Fund and 100 shares of Deutsche Institutional US Money Market Fund at the cost of $1.00 per share. These shares are purchased for investment purposes and Edgewood Services, Inc. has no present intention of redeeming these shares.



                                                   Very truly yours,



                                                   /S/ S. ELLIOTT COHAN
                                                   S. Elliott Cohan
                                                   Secretary